Exhibit 99.1

News Release
For Immediate Release

Contact:
Jerry L. Ocheltree
President and CEO
Carolina Trust BancShares, Inc.
(704) 735-1104

Carolina Trust BancShares, Inc. Reports 2nd Quarter 2019 Results

➢	$0.19 Net Income Per Diluted Share for the second quarter of 2019 as compared to $0.08 for the second quarter of 2018
➢
Adjusted Net Income Per Diluted Share excluding merger expenses, accretion of loan and deposit fair market value adjustments, and amortization of core deposit intangibles, was $0.20 for the second quarter of 2019 as compared to $0.12 for the second quarter of 2018 (a non-GAAP measure)

LINCOLNTON, N.C., July 30, 2019 (GLOBE NEWSWIRE) - Carolina Trust BancShares, Inc. (the “Company”) (NASDAQ - CART) reports its financial results today for the most recently completed  quarter.  In the quarter that ended June 30, 2019 (“2Q19”), the Company’s net income was $1,818,000 or $0.19 per diluted share as compared to $510,000 or $0.08 per diluted share in the quarter ended June 30, 2018 (“2Q18”), an increase of $1,308,000 or $0.11 per diluted share.  The diluted average common shares outstanding increased to 9.4 million shares in 2Q19 from 6.7 million shares in 2Q18, following the acquisition of Clover Community Bankshares, Inc., (“Clover”) and its subsidiary bank, Clover Community Bank on January 1, 2019 that was described in more detail in the Company’s first quarter 2019 earnings release.

The Company recognized expenses and income in each period that were related to its acquisition.  These items, net of tax, reduced income by $43,000 in 2Q19 and by $287,000 in 2Q18 when the Company began incurring investment banking, legal, and due diligence fees for the Clover acquisition.  Adjusted net income, which excludes these merger-related items and is a non-GAAP (Generally Accepted Accounting Principles) measure, was $1,861,000 in 2Q19 and $797,000 in 2Q18.  On a diluted per share basis, adjusted net income was $0.20 in 2Q19 and $0.12 in 2Q18.  See the non-GAAP reconciliation table that accompanies this release.

For the linked quarter ended March 31, 2019, net income was $337,000 or $0.04 per diluted share and adjusted net income was $1,710,000 or $0.18, per diluted share.

Jerry Ocheltree, President and CEO, stated, “We are pleased with the results of the second quarter including higher net income and improved ROA, ROE, and efficiency ratios following a successful integration of the Clover franchise during the first quarter.  We have a stronger team that serves a larger portion of the Charlotte MSA and have generated profits for capital support of our planned asset growth.  In the second half of 2019 we will work each day to serve our customers well and to be responsive to their financial needs, while at the same time working toward the planned merger and successful integration into Carolina Financial Corporation and its subsidiary, CresCom Bank.  As part of this larger community bank, we are excited about continuing the highest level of service with an anticipated wider array of products as part of the Carolina Financial team led by Jerry Rexroad and his experienced and dedicated executives.”
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The table below summarizes the key components of net income for 2Q19 and 2Q18.

$ in thousands	For the three months ended
	June 30, 2019	June 30, 2018	Increase (Decrease)	% Change
Interest income	$7,403	$5,198	$2,205	42%
Interest expense	1,548	1,155	393	34%
Net interest income	5,855	4,043	1,812	45%
Provision for loan loss	76	88	(12)	(14%)
Noninterest income	664	366	298	81%
Noninterest expense, excluding merger expenses	4,059	3,297	762	23%
Merger expenses	49	323	(274)	(85%)
Pre-tax income	2,335	701	1,634	233%
Income tax expense	517	191	326	171%
Net income	$1,818	$510	$1,308	256%

Non-GAAP measurements:
Net income	$1,818	$510
Adjustments:
+ Merger expenses	49	323
- Accretion of purchased loan discounts	(132)	(2)
- Accretion of purchased time deposit discounts	10	-
+ Amortization of core deposit intangible	125	9
- Net tax effect of adjustments	(9)	(43)
= Adjusted net income	$1,861	$797	$1,064	134%

Return on assets	1.18%	0.44%	0.74%
Return on equity	10.64%	4.69%	5.95%
Net interest margin	4.10%	3.76%	0.34%
Efficiency ratio [1]	63%	82%	(19%)
Adjusted return on assets [2]	1.21%	0.69%	0.52%
Adjusted return on equity [2]	10.89%	7.34%	3.55%
Adjusted net interest margin [2]	4.02%	3.76%	0.26%
Adjusted efficiency ratio [2]	62%	75%	(13%)
Average assets	$615,546	$460,556	$154,990	34%
Average loans	480,821	370,875	109,946	30%
Average deposits	518,293	381,125	137,168	36%
Average equity [3]	68,538	43,576	24,962	57%
Book value per share as of the end of the period	$7.51	$6.73
Tangible book value per share as of the end of the period	$6.63	$6.73

1 Efficiency ratio = Noninterest expense / (Net interest income + Noninterest income)
2 Adjusted returns on assets and equity, adjusted net interest margin and adjusted efficiency ratios are non-GAAP measures.  A reconciliation to GAAP is included at the end of this release.
3 Note:  The common stock offering completed in April 2018 added $18.4 million to common equity.  The acquisition of Clover in January 2019 added $16.1 million to common equity

As shown in the table, expenses related to acquisitions in 2Q19 included $125,000 in amortization of core deposit intangibles (“CDI”), $49,000 in merger-related expenses, and $10,000 in expense from accretion of discounts on acquired deposits.  These expenses were partially offset by $132,000 in income from accretion of discounts recorded on acquired loans.  The tax benefit was $9,000 for an overall $43,000 decrease to 2Q19 net income related to acquisitions.  In 2Q18, the CDI amortization, merger related expenses, income from accretion on loans and tax benefit were $9,000, $323,000, $2,000 and $43,000 respectively, which resulted in an overall decrease to net income of $287,000.

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Comparing 2Q19 with 2Q18, the $1,634,000 (+233%) increase in pre-tax income was due to the $1,812,000 (+45%) increase in net interest income, as interest income grew by $2,205,000 (+42%) while interest expenses grew by only $393,000 (+34%).  Noninterest income grew by $298,000 (+81%) as compared to a $488,000 (+13%) increase in noninterest expenses.  Income taxes increased by $326,000 (+171%), which was less than the growth of pre-tax income due to more tax-exempt income in 2Q19 and to non-deductible merger expenses incurred in 2Q18.

Tangible book value per share at June 30, 2019 was $6.63, a $0.10 decrease from $6.73 at June 30, 2018.  The decrease was due to dilution from merger consideration paid to Clover shareholders for the net assets acquired.  Tangible book value per share increased by $0.29 from $6.34 at March 31, 2019 with the increase attributed to earnings and higher accumulated other comprehensive income, an equity component that reflects a higher valuation of the securities portfolio.

Net interest income increased from $4,043,000 in 2Q18 to $5,855,000 in 2Q19, primarily due to the loan and deposit growth from the acquisition of Clover and, secondarily, to organic loan growth from existing operations of Carolina Trust Bank (the “Bank”).  Average loans increased by $110 million, or 30%, from 2Q18 to 2Q19 and included $64 million acquired from Clover.  The remaining $46 million in year-over-year average loan growth was concentrated in the Mooresville and Hickory offices and the Salisbury loan production office, which combined for $34 million of the growth, followed by the Denver and Gastonia offices with average loan growth totaling $14 million.  The offices with the highest average loans in 2Q19 were Gastonia ($87 million), Mooresville ($86 million), Hickory ($75 million), and Lincolnton Main ($69 million).

The net interest margin increased by 34 basis points from 3.76% in 2Q18 to 4.10% in 2Q19.  The yield on earning assets increased by 35 basis points from 4.84% in 2Q18 to 5.19% in 2Q19.  Comparatively, the cost of funds, including deposits, borrowings and holding company debt, increased by only 2 basis points from 1.12% in 2Q18 to 1.14% in 2Q19.  The improvement in the yield on earning assets and the net interest margin was softened slightly by the shift in the earning asset mix, as the ratio of average loans to average earning assets declined from 86% in 2Q18 to 84% in 2Q19.  The additional liquidity maintained in interest earning cash and securities resulted in those categories increasing from 14% to 16% as a percentage of earning assets for the same periods.

The margin and asset yield increases were attributed primarily to the 42 basis points increase in loan yield from 5.24% in 2Q18 to 5.66% in 2Q19.  Loan yields were positively impacted by prime rate increases of 25 basis points each in June 2018, September 2018, and December 2018.  The loan yields also benefited from accretion of the discounts on purchased loans and were partially offset by accretion of the discounts on acquired time deposits. The net impact of loan and deposit accretion added 8 basis points to the net interest margin.

In a linked quarter comparison, the net interest margin improved by 1 basis point from 4.09% in 1Q19 to 4.10% in 2Q19.  The earning asset yield grew by 7 basis points and was slightly better than the 6 basis points increase in cost of funds.  As compared to the linked quarter, average loans grew by $16 million at an annualized growth rate of 14%, and average deposits grew by $9 million at an annualized growth rate of 7%.

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Noninterest income increased by $298,000 from $366,000 in 2Q18 to $664,000 in 2Q19.  The increase was due mostly to mortgage fee income increasing by $97,000 or 359%, to unrealized gains in equity securities increasing by $78,000 or 156%, and to an increase in interchange fees of $64,000 or 123%.  The growth in mortgage fee income result was partially attributed to experienced mortgage specialists who were previously with Clover and to a renewed emphasis to meeting the demand for mortgages in the Bank’s markets.  The unrealized gains in equity securities was driven by an increase in the market value of the Bank’s investment security holdings that trade in public markets. The interchange fees increased as a result of an increase in the Bank’s checking account customer base for which the average total balance grew by 64% from 2Q18 to 2Q19, primarily due to the acquisition of Clover, and as a result of an overall increase in debit card usage.

Noninterest expense increased by $488,000 (+13%), from $3,620,000 in 2Q18 to $4,108,000 in 2Q19.  Salaries and benefits grew by $467,000 or 25% and data processing expenses grew by $90,000 or 48% due to the additional employees and customer accounts following the acquisition of Clover on January 1, 2019.  Amortization of core deposit intangibles increased by $116,000 due to the core deposit intangible recognized on January 1, 2019 from the valuation of Clover’s non-maturing deposits.  Stockholder expenses increased by $54,000 due to the additional legal, transfer agent, printing and SEC filing expenses in 2019 with a larger shareholder base.

Lessening the impact of increases in other noninterest expenses that were mostly attributed to the growth from Clover acquisition were decreases in merger related expenses of $274,000, or 85%, and in foreclosed asset expenses of $221,000 or 74% in 2Q19 as compared to 2Q18.  Merger expenses, higher in 2Q18, were attributed to due diligence and negotiating the merger agreement with Clover in 2018.  The Bank’s foreclosed asset expenses have declined, as foreclosed assets have decreased over the past 12 months by $621,000 or 31%.

Comparison of Financial Condition at June 30, 2019 with March 31, 2019

Loans grew by $11.2 million (+2.4%) while deposits declined by $7.2 million (+1.4%), from March 31, 2019 to June 30, 2019, even though average deposits increased from 1Q19 to 2Q19 as discussed above in the net interest income section.  The additional funding for loan growth was drawn from interest-earning deposits with other banks.  Loan growth was mostly in commercial real estate loans, both owner-occupied, up $3.4 million, and non-owner occupied, up $2.8 million.  Commercial-other loans which includes municipal loans increased by $3.0 million, and residential mortgage loans grew by $2.3 million.  The decrease in deposits was mostly in the categories of business noninterest checking, down $4.7 million, and consumer interest checking, down $1.7 million, Shareholders’ equity grew by $2.5 million (+3.7%), primarily from $1.8 million in earnings during the quarter.  Equity also increased by $700,000 due to accumulated other comprehensive income from the appreciation of the Bank’s debt securities as markets began anticipating a decrease in the short-term interest rates in the last half of 2019.

Over the past twelve months, loans grew by $111 million including $64 million acquired from Clover on January 1, 2019 and $47 million from the Bank’s existing customer relationships.  Deposits grew by $123 million, including $112 million acquired from Clover, and $16 million from existing customer relationships that were partially offset by a $5 million decrease in wholesale deposits.

Asset quality measurements remained strong during the second quarter of 2019.  The ratio of non-performing assets to total assets was 0.43% on June 30, 2019 as compared to 0.52% on March 31, 2019 and as compared to 0.65% on June 30, 2018.  Nonperforming loans to total loans increased by 2 basis points during the second quarter to 0.24% at June 30, 2019 but decreased by 6 basis points from a year ago.

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Net charge offs (recoveries) to average loans on an annualized basis were 0.00%, (0.01%), and 0.03%, respectively, for the quarters ended June 30, 2019, March 31, 2019, and June 30, 2018.

Regulatory capital ratios for the Company’s wholly owned subsidiary, Carolina Trust Bank, increased from March 31, 2019 to June 30, 2019.  The growth in risk-based capital from second quarter earnings exceeded the second quarter growth in risk-weighted assets.  The Bank’s total risk-based capital ratio at June 30, 2019 was 13.47%, a 22 basis point increase from 13.25% at March 31, 2019.  Additional detail regarding the Bank’s regulatory capital ratios are included in the financial tables that accompany this release.

About Carolina Trust BancShares, Inc.
Carolina Trust BancShares, Inc. is a bank holding company and the parent company of Carolina Trust Bank.  Carolina Trust Bank is a full service, state-chartered bank headquartered in Lincolnton, N.C.  The bank operates in eleven full-service offices and one loan production office in the Piedmont and Mountain Regions of the Carolinas to the north and west of Charlotte, NC.

Caution Regarding Forward-Looking Statements: This news release contains forward-looking statements. Words such as “anticipates,” “ believes,” “estimates,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management’s current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference in actual results and outcomes include, among others: the impact of changes in tax law and regulations, including the Tax Cuts and Jobs Act of 2017; changes in the national and local economies or market conditions; changes in interest rates, deposit flows, loan demand and asset quality, including real estate and other collateral values; changes in banking regulations and accounting principles, policies or guidelines; the impact of competition from traditional or new sources; and the impact of our merger activity, including the risks that (1) the business related to such merger activity may not be integrated successfully or such integration may take longer to accomplish than expected (or may not occur at all); (2) the expected cost savings and any revenue synergies from our merger activity may not be fully realized within expected timeframes or at all; and (3) disruption from merger activity may make it more difficult to maintain relationships with clients, associates, or suppliers. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. The Company undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

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Note Regarding Use of Non-GAAP Financial Measures:  This news release presents certain non-GAAP financial measures including, without limitation, adjusted net income, adjusted net income per share, and tangible book value per share.  Non-GAAP financial measures include numerical measures of a company’s historical financial performance, financial position, or cash flows that exclude (or include) amounts, or that are subject to adjustments that have the effect of excluding (or including) amounts, that are included (or, as applicable, excluded) in the most directly comparable measures calculated and presented in accordance with GAAP.  The Company has presented the adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures where applicable.  The Company considers these adjustments to the GAAP financial measures to be relevant to ongoing operating results.  The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for the period-to-period comparisons, which will assist investors and analysts in analyzing the operating results or financial position of the Company.  The non-GAAP financial measures are used by management to assess the performance of the Company’s business, including for presentations of Company performance to investors.  The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management.  Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited.  Although non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.  Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included in the tables that accompany this release.

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Carolina Trust BancShares, Inc.
Selected Financial Highlights
Dollars in thousands

	Unaudited 6/30/19	Unaudited 3/31/19	(a) 12/31/18	Unaudited 9/30/18	Unaudited 6/30/18
Balance Sheet Data:
Total Assets	$617,423	$621,279	$475,104	$465,171	$470,854
Total Loans	485,435	474,239	393,282	380,746	374,026
Allowance for Loan Loss	4,146	4,069	3,978	3,925	3,844
Total Deposits	516,153	523,390	395,149	386,497	393,279
Total Shareholders’ Equity	69,897	67,378	50,261	48,954	48,201

(a)	Unless otherwise noted, all financial information presented in the accompanying tables as of and for the year ending December 31, 2018, is derived from audited financial statements

Carolina Trust BancShares, Inc.
Comparative Income Statements
For the Three Months Ended
Dollars in thousands, except share and per share data

	Unaudited 6/30/19	Unaudited 6/30/18	Variance $	Variance %
Income and Per Share Data:
Interest Income	$7,403	$5,198	$2,205	42%
Interest Expense	1,548	1,155	393	34%
Net Interest Income	5,855	4,043	1,812	45%
Provision for Loan Loss	76	88	(12)	(14%)
Net Interest Income After Provision	5,779	3,955	1,824	46%
Non-interest Income	664	366	298	81%
Non-interest Expense, Excluding Merger Expenses	4,059	3,297	762	23%
Merger Expenses	49	323	(274)	(85%)
Income Before Taxes	2,335	701	1,634	233%
Income Tax Expense	517	191	326	171%
Net Income	$1,818	$510	$1,308	256%

Net Income Per Common Share:
Basic	$0.20	$0.08
Diluted	$0.19	$0.08
Average Common Shares Outstanding:
Basic	9,297,142	6,583,719
Diluted	9,366,814	6,671,626

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Carolina Trust BancShares, Inc.
Comparative Income Statements
For the Six Months Ended
Dollars in thousands, except share and per share data

	Unaudited 6/30/19	Unaudited 6/30/18	Variance $	Variance %
Income and Per Share Data:
Interest Income	$14,483	$10,025	$4,458	44%
Interest Expense	2,970	2,215	755	34%
Net Interest Income	11,513	7,810	3,703	47%
Provision for Loan Loss	153	340	(187)	(55%)
Net Interest Income After Provision	11,360	7,470	3,890	52%
Non-interest Income	1,284	696	588	84%
Non-interest Expense, Excluding Merger Expenses	8,128	6,393	1,735	27%
Merger Expenses	1,771	323	1,448	448%
Income Before Taxes	2,745	1,450	1,295	89%
Income Tax Expense	590	359	231	64%
Net Income	$2,155	$1,091	$1,064	98%

Net Income Per Common Share:
Basic	$0.23	$0.19
Diluted	$0.23	$0.19
Average Common Shares Outstanding:
Basic	9,293,994	5,667,619
Diluted	9,366,779	5,763,824

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Carolina Trust BancShares, Inc.
Quarterly Income Statement
Dollars in thousands, except share and per share data

	For the three months ended:
Income and Per Share Data:	Unaudited 6/30/19	Unaudited 3/31/19	Unaudited 12/31/18	Unaudited 9/30/18	Unaudited 6/30/18
Interest Income	$7,403	$7,080	$5,645	$5,419	$5,198
Interest Expense	1,548	1,422	1,233	1,176	1,155
Net Interest Income	5,855	5,658	4,412	4,243	4,043
Provision for Loan Loss	76	77	(9)	75	88
Net Interest Income After Provision	5,779	5,581	4,421	4,168	3,955
Non-interest Income	664	620	186	374	366
Non-interest Expense, Excluding Merger Expenses	4,059	4,069	3,093	3,170	3,297
Merger Expenses	49	1,722	264	157	323
Income Before Taxes	2,335	410	1,250	1,215	701
Income Tax Expense	517	73	304	300	191
Net Income	$1,818	$337	$946	$915	$510

Net Income Per Common Share:
Basic	$0.20	$0.04	$0.13	$0.13	$0.08
Diluted	$0.19	$0.04	$0.13	$0.13	$0.08
Average Common Shares Outstanding:
Basic	9,297,142	9,290,811	7,156,987	7,156,987	6,583,719
Diluted	9,366,814	9,361,612	7,239,698	7,243,875	6,598,542

Non-GAAP Measure
Adjusted Net Income (excludes accretion of purchased loan discounts and purchased time deposit discounts, amortization of core deposit intangibles, and merger expenses, adjusted for the effect of income taxes):

Income Before Taxes	$2,335	$410	$1,250	$1,215	$701
Less: Accretion of purchased loan Discount	(132)	(117)	(1)	(2)	(2)
Add: Accretion of purchased time deposit discounts	10	12	-	-	-
Add: Amortization of core deposit Intangibles	125	161	7	9	9
Add: Merger Expenses	49	1,722	264	157	323
Adjusted Income Before Taxes	2,387	2,188	1,520	1,379	1,031
Less: Income Tax Expense	517	73	304	300	191
Less: Income Tax Effect of Adjustments	9	405	43	17	43
Adjusted Net Income	$1,861	$1,710	$1,173	$1,062	$797
Adjusted Net Income Per Common Share:
Basic	$0.20	$0.18	$0.16	$0.15	$0.12
Diluted	$0.20	$0.18	$0.16	$0.15	$0.12
Average Common Shares Outstanding:
Basic	9,297,142	9,290,811	7,156,987	7,156,987	6,583,719
Diluted	9,366,814	9,361,612	7,239,698	7,243,875	6,671,626

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Carolina Trust BancShares, Inc.
Selected Financial Highlights
Dollars in thousands, except share and per share data

	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Capital Ratios:
Common equity tier 1 capital ratio [1]	12.67%	12.45%	12.36%	12.21%	12.16%
Tier 1 capital ratio [1]	12.67%	12.45%	12.36%	12.21%	12.16%
Total capital ratio [1]	13.47%	13.25%	13.34%	13.19%	13.14%
Tier 1 leverage ratio [1]	10.88%	10.64%	10.85%	10.56%	10.45%

Tangible Common Equity (*)	$61,648	$58,983	$50,221	$48,907	$48,145
Common Shares Outstanding	9,301,575	9,296,977	7,156,987	7,156,987	7,156,987
Book Value per Common Share	$7.51	$7.25	$7.02	$6.84	$6.73
Tangible Book Value per Common Share (*)	$6.63	$6.34	$7.02	$6.83	$6.73

Performance Ratios for the Three Months Ended (annualized):
Return on Average Assets	1.18%[2]	0.23%[3]	0.80%[4]	0.78%[5]	0.44%[6]
Return on Average Common Equity	10.64%[2]	2.05%[3]	7.54%[4]	7.42%[5]	4.69%[6]
Net Interest Margin	4.10%	4.09%	3.94%	3.82%	3.76%

Asset Quality:
Delinquent Loans (30-89 days accruing interest)	$741	$819	$459	$754	$957

Delinquent Loans (90 days or more and accruing)	$120	$1	$5	-0-	$25
Non-accrual Loans	1,166	1,034	1,046	$1,057	1,080
OREO and Repossessed property	1,351	2,190	1,157	1,782	1,971
Total Nonperforming Assets	$2,637	$3,225	$2,208	$2,839	$3,076

Restructured Loans	$3,229	$3,755	$3,856	$3,925	$4,006
Nonperforming Assets / Total Assets	0.43%	0.52%	0.46%	0.61%	0.65%
Nonperforming Assets / Equity & Allowance for Loan Loss	3.56%	4.51%	4.07%	5.37%	5.91%
Allowance for Loan Loss / Nonperforming Assets	157%	126%	180%	138%	125%
Allowance for Loan Loss / Total Loans	0.85%	0.86%	1.01%	1.03%	1.03%
Net Loan Charge-offs (Recoveries)	$(2)	$(14)	$(62)	$(6)	$23
Net Loan Charge-offs (Recoveries) / Average Loans (annualized)	0.00%	(0.01%)	(0.06%)	(0.01%)	0.03%

Purchased Credit Impaired Loans (gross)	$3,920	$4,000	$-0-	$-0-	$-0-
Discount on Purchased Credit Impaired Loans	665	673	-0-	-0-	-0-
Purchased Credit Impaired Loan (carrying value)	3,255	3,327	-0-	-0-	-0-

Purchased Non-Credit Impaired Loans (gross)	$50,650	$55,798	$-0-	$-0-	$-0-
Discount on Purchased Non-Credit Impaired Loans	754	857	-0-	-0-	-0-
Purchased Non-Credit Impaired Loans (carrying value)	49,896	54,941	-0-	-0-	-0-
Note: Financial information is unaudited.

1  Capital ratios are presented for Carolina Trust Bank which reports these ratios to the Federal Financial Institutions Examination Council on form FFIEC 051.
2  For the three months ended June 30, 2019, excluding merger expenses, accretion of discounts on purchased loans and time deposits, and amortization of core deposit intangibles, all net of tax, would result in an annualized ROA of 1.21% and an annualized ROE of 10.89%.
3  For the three months ended March 31, 2019, excluding merger expenses, accretion of discounts on purchased loans and time deposits, and amortization of core deposit intangibles, all net of tax, would result in an annualized ROA of 1.14% and an annualized ROE of 10.41%.
4  For the three months ended December 31, 2018, excluding merger expenses, accretion of purchased loan discounts and amortization of core deposit intangibles, net of tax, would result in an annualized ROA of 0.99% and an annualized ROE of 9.35%.
5  For the three months ended September 30, 2018, excluding merger expenses, accretion of purchased loan discounts and amortization of core deposit intangibles, net of tax, would result in an annualized ROA of 0.90% and an annualized ROE of 8.61%.
6  For the three months ended June 30, 2018, excluding merger expenses, accretion of purchased loan discounts and amortization of core deposit intangibles, net of tax, would result in an annualized ROA of 0.69% and an annualized ROE of 7.34%.
  (*)

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Reconciliation of GAAP to non-GAAP (Dollars in Thousands, except share and per share data):	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Shareholders’ equity (GAAP)	$69,897	$67,378	$50,261	$48,954	$48,201
Less: Goodwill	5,665	5,355	-	-	-
Less: Core deposit intangible	2,584	3,039	40	47	56
Tangible Common Equity (non-GAAP)	61,648	58,984	50,221	48,907	48,145
Common Shares Outstanding	9,301,575	9,296,977	7,156,987	7,156,987	7,156,987
Tangible Book Value per Common Share (non-GAAP)	$6.63	$6.34	$7.02	$6.83	$6.73

1 Note from Page 2

Dollars in Thousands
Reconciliation of GAAP to non-GAAP:	2Q19	2Q18
Net income	$1,818	$510
Less: Accretion of purchased loan discounts	(132)	(2)
Add: Accretion of purchased time deposit discounts	10	-
Add: Amortization of core deposit intangibles	125	9
Add: Merger expenses	49	323
Tax effect of adjustments	(9)	(43)
Adjusted net income	$1,861	$797

Average diluted shares	9,366,814	6,671,626
Adjusted diluted earnings per share	$0.20	$0.12

Average assets	$615,546	$460,556
Adjusted return on assets (annualized)	1.21%	0.69%

Average equity	$68,538	$43,576
Adjusted return on equity (annualized)	10.89%	7.34%

Net interest income	$5,855	$4,043
Less: Accretion of purchased loan discounts	(132)	(2)
Add: Accretion of purchased time deposit discounts	10	-
Adjusted net interest income	$5,733	$4,041
Average earning assets	572,463	431,168
Adjusted net interest margin (annualized)	4.02%	3.76%

Noninterest expenses	$4,108	$3,620
Less: Amortization of core deposit intangibles	(125)	(9)
Less: Merger expenses	(49)	(323)
Adjusted noninterest expenses (a)	$3,934	$3,288

Adjusted net interest income (see above)	$5,733	$4,041
Noninterest income	664	366
Adjusted net revenues (b)	$6,397	$4,407
Adjusted efficiency ratio (a) / (b)	62%	75%

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